SOMERSET
CPAs AND ADVISORS

Consent of Independent Registered Public Accounting Firm

Galaxy Next Generation, Inc.
Toccoa, GA

We hereby consent to the incorporation by reference in the Form 10-K (No. 333-51918) of Galaxy Next Generation, Inc., of our report dated September 30, 2019, relating to our audit of the consolidated financial statements, which appears in this Form 10-K.

Sincerely,

SOMERSET CPAs, P.C.
Indianapolis, Indiana

Rebecca Fromm Quintana, CPA, CGMA

September 30, 2019